Exhibit 10.5

EXECUTION VERSION

TRADEMARK LICENSE AGREEMENT

among

XEROX CORPORATION

and

XEROX OVERSEAS, INC.

and

CONDUENT INCORPORATED

Dated as of December 30, 2016

i

THIS TRADEMARK LICENSE AGREEMENT is dated as of December 30, 2016 (this “Agreement”), among XEROX CORPORATION, a New York corporation (“Xerox”), XEROX OVERSEAS, INC., a Delaware corporation (together with Xerox, “Licensor”), and CONDUENT INCORPORATED, a New York corporation (“Licensee”).

RECITALS

WHEREAS in connection with the contemplated Spin-Off of Conduent and concurrently with the execution of this Agreement, Xerox and Conduent are entering into a Separation and Distribution Agreement (the “Separation Agreement”);

WHEREAS Licensor is the owner of the Licensed Trademarks; and

WHEREAS Licensee desires to acquire a license to use the Licensed Trademarks with respect to the Licensed Services and Licensor has the right to grant such a license and is willing to do so pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. As used in this Agreement, the following terms have the following meanings:

“Customer List Uses” shall mean use of the Licensed Trademarks on customer lists.

“Designated Territory” shall mean the territory set forth in Schedule C.

“General Use Term” shall mean (a) 12 months after the Distribution Date, or (b) 18 months after the Distribution Date if the Licensee requests in writing such longer period and Licensor consents (in its sole discretion) to such longer period.

“Identified Group Members” means only the members of the Conduent Group immediately following the Distribution.

“Licensed Trademarks” shall mean the trademarks set forth in Schedule A.

“Licensed Services” shall mean the products, services and offerings actually sold or offered by the BPO Business for commercial sale as of immediately prior to the Distribution and substantially related extensions of such products, services and offerings.

“Party” means a party hereto, and “Parties” means all of the parties hereto.

“Territory” shall mean the entire world wherever Licensor has rights to the Licensed Trademarks; provided that the Territory shall exclude all embargoed and sanctioned countries under US export control laws and regulations, including as of the date of this Agreement: Syria, Sudan, Iran, North Korea, Cuba and Crimea. Licensor shall have the right to add or remove countries from the Territory should the US government impose or remove sanctions upon such country.

SECTION 1.02. Any capitalized term used in this Agreement but not otherwise defined herein shall have the meaning ascribed thereto in the Separation Agreement.

ARTICLE II

TERM

The term of this Agreement shall begin as of the Distribution Date and shall expire on the expiration of the General Use Term unless earlier terminated in accordance with this Agreement (the “Term”).

ARTICLE III

GRANT

SECTION 3.01. Subject to the terms and conditions of this Agreement, Licensor hereby grants, and agrees to cause the members of the Xerox Group to hereby grant, to Licensee and the Identified Group Members a fully paid-up, royalty free, non-sublicensable, non-exclusive license to use the Licensed Trademarks (i) solely in connection with the sale, provision, marketing, performance and promotion of the Licensed Services, excluding Customer List Uses and excluding any use of the Licensed Trademarks as a trade name including use on business cards, invoices, contracts or on letterhead except where and for so long as Identified Group Members currently use “XEROX” in their trade name, and (ii) with the prior written approval of Licensor, which approval shall not be unreasonably withheld, conditioned or delayed, solely in connection with the Customer List Uses that are associated with the sale, provision, marketing, performance and promotion of the Licensed Services within the Territory.

SECTION 3.02. Licensee and the Identified Group Members shall not use the Licensed Trademarks in connection with any business other than the Licensed Services and Customer List Uses.

SECTION 3.03. Except as provided in this Article III, all licenses granted herein shall be nontransferable and non-assignable without the prior written consent of Licensor.

SECTION 3.04. No Sublicensing. Licensee and the Identified Group Members have no right to grant sublicenses of the Licensed Trademarks to any other Person without the express written approval of Licensor.

ARTICLE IV

RESTRICTIONS

Licensee will not, and will cause the Identified Group Members not to, adopt, use or register in any jurisdiction any trademark, trade name or domain name that is confusingly similar to the Licensed Trademarks. Licensee shall not, and shall cause the Identified Group Members not to, make any use of the Licensed Trademarks in a manner that may tarnish, blur, or dilute the quality associated with trademarks owned by Licensor or its Subsidiaries or the associated goodwill.

ARTICLE V

OWNERSHIP

Licensee acknowledges that the Licensed Trademarks are the exclusive and sole property of Licensor, and Licensee agrees that it will not contest Licensor’s ownership or validity of the Licensed Trademarks. Nothing in this Agreement shall confer in Licensee any right of ownership in Xerox trademarks, and Licensee shall not make any representation to that effect, or use the Licensed Trademarks in a manner that suggests that such rights are conferred. Licensee agrees that any and all rights and goodwill that might be acquired by its use of the Licensed Trademarks shall inure to the sole benefit of Licensor.

ARTICLE VI

QUALITY CONTROL

SECTION 6.01. Licensee agrees, upon Licensor’s reasonable request, to furnish to Licensor representative samples of marketing materials used, distributed, sold or otherwise disposed of by Licensee that include or refer to the Licensed Trademarks. Licensee shall provide and maintain the Licensed Services according to standards that are, and a level of quality that is either (i) substantially the same as the standards and quality of the BPO Business as of immediately prior to the Distribution, or (ii) approved in writing by Licensor prior to the marketing of the Licensed Services.

SECTION 6.02. Conditions Applicable to the Appearance of the Licensed Trademarks:

(a) Licensee agrees to comply with the rules set forth on Schedule B (“Trademark Guidelines”) with respect to the appearance and manner of use of the Licensed Trademarks, as such rules may be amended by Licensor from time to time in Licensor’s sole discretion. It being understood and agreed that such rules shall be consistent with the rules set forth as of immediately prior to the Distribution. Licensor agrees to notify Licensee in writing of any changes to the Trademark Guidelines. Licensee’s and the Identified Group Members’ obligation to comply with revised Trademark Guidelines shall be prospective from the date of notification of any such changes thereto, and Licensee shall not be required to modify any materials complying with the prior guidelines that were distributed, sold or otherwise disposed of prior to such notification. Any changes to any form of use of the Licensed Trademarks not specifically provided for pursuant to the Trademark Guidelines shall be adopted by Licensee only upon prior approval in writing by Licensor.

(b) Licensee agrees to submit any uses of the Licensed Trademarks within the Designated Territory to North America Brand Support (via the brand review tool http://xeroxbrandcentral.external.xerox.com/brandreview/Account/LoginRegister?ReturnUrl=%2fbrandreview or by email to NABrandSupport@xerox.com) prior to use for the approval of North America Brand Support. Such approval shall not be unreasonably withheld, conditioned or delayed.

SECTION 6.03. Protection of Licensed Trademarks

(a) Licensee shall take reasonable steps to avoid endangering the validity of the Licensed Trademarks, including compliance with the applicable laws and regulations in all countries where Licensed Services are marketed. Licensee shall execute registered user agreements and similar documents required by Licensor to protect or enhance Licensor’s title and rights in the Licensed Trademarks. Except as otherwise provided in this Agreement, Licensee shall be responsible for all out-of-pocket costs and expenses incurred in connection with obtaining and maintaining trademark registrations where such registrations would not have been applied for or maintained in the absence of Licensee’s activities under this Agreement, recording this Agreement and obtaining the entry of Licensee as a registered or authorized user of the Licensed Trademarks.

(b) In relation to the Licensed Services, in the event that Licensee learns of any infringement or threatened infringement of the Licensed Trademarks in the Territory or any passing-off in the Territory or that any third party alleges or claims to Licensee that the Licensed Trademarks are liable to cause deception or confusion to the public in the Territory, or are liable to dilute or infringe any right in the territory, Licensee shall as promptly as reasonably practicable notify Licensor or its authorized representative giving particulars thereof. Licensor may elect to pursue such claims and any such proceedings shall be at the sole expense of Licensor and any recoveries shall be solely for the benefit of Licensor. Nothing herein, however, shall be deemed to require Licensor to enforce the Licensed Trademarks against others.

(c) In the performance of this Agreement, each Party shall comply with all applicable intellectual property and industrial laws and regulations, and those laws and regulations particularly pertaining to the proper use and designation of trademarks, in the Territory. Should either Party be or become aware of any applicable intellectual property or industrial laws or regulations that are inconsistent with the provisions of this Agreement, it shall as promptly as reasonably practicable notify the other Party of such inconsistency.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

SECTION 7.01. Licensor represents on behalf of itself and each other member of the Xerox Group, and Licensee represents on behalf of itself and each other member of the Conduent Group, as follows:

(a) it has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(b) this Agreement has been duly executed and delivered by it and constitutes, or will constitute, a valid and binding agreement of it enforceable in accordance with the terms thereof.

SECTION 7.02. Licensor represents and warrants that it is the exclusive owner of the Licensed Trademarks and has the right to grant the license and rights set forth in this Agreement.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01. Licensee shall indemnify, defend and hold harmless Licensor, each other member of the Xerox Group and each of their respective former and current directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (the “Licensor Indemnitees”) from and against any and all Liabilities of the Licensor Indemnitees to the extent that it is based upon Licensee’s breach of this Agreement or a third-party claim that Licensor is directly or indirectly responsible for or participates in Licensee’s or the Identified Group Members’ use or exploitation of the Licensed Trademarks, except to the extent the claim relates to a matter for which Licensor is obligated to indemnify any Licensee Indemnitee under Section 8.02 of this Agreement.

SECTION 8.02. Licensor shall indemnify, defend and hold harmless Licensee, each of the Identified Group Members and each of their respective former and current directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (the “Licensee Indemnitees”) from and against any and all Liabilities of the Licensee Indemnitees to the extent that it is based upon (i) any third-party claim that Licensee’s or the Identified Group Members’ use of the Licensed Trademarks in accordance with this Agreement infringes or dilutes such third party’s trademarks, or (ii) Licensor’s breach of this Agreement.

SECTION 8.03. Licensor assumes no responsibilities or obligations to Licensee or the Identified Group Members, and Licensee shall, and shall cause the Identified Group Members to, make no claim against Licensor, regarding the safety, reliability, performance or marketability of any Licensed Services marketed under the Licensed Trademarks, whether or not such services have been approved by Licensor pursuant to this Agreement; provided that this Section 8.03 shall in no way limit the effectiveness or scope of any representations or warranties in the Separation Agreement.

ARTICLE IX

TERMINATION

SECTION 9.01. Licensee shall have the right to terminate this Agreement at any time upon written notice to Licensor. Licensor shall have the right to terminate this Agreement if Licensee, at any time, materially defaults in performing any of its obligations under this Agreement and fails to remedy such default within 30 days after receiving written notice thereof from Licensor. Licensor may also terminate this Agreement upon written notice to Licensee in the event that Licensee:

(a) is adjudged bankrupt;

(b) becomes insolvent;

(c) makes a general assignment for the benefit of creditors;

(d) has a receiver or trustee appointed for the benefit of its creditors;

(e) files a voluntary petition in bankruptcy;

(f) initiates reorganization proceedings or takes any step toward liquidation; or

(g) loses or has expropriated substantially all of its assets related to Licensed Services.

SECTION 9.02. Upon the termination of this Agreement, Licensee shall, and shall cause the Identified Group Members to, discontinue all use as soon as commercially practical but in no event more than thirty days after such termination of the Licensed Trademarks, and thereafter Licensee and the Identified Group Members shall no longer use or have the right to use the Licensed Trademarks on or in connection with the Licensed Services.

SECTION 9.03. Effect of Termination; Survival. Notwithstanding anything in this Agreement to the contrary, Article I, Article VIII and Article X shall survive the expiration or any termination of this Agreement.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. No Assignment Or Transfer Without Consent. Except as expressly set forth in this Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by either Party without the prior written consent of the other Party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

SECTION 10.02. Counterparts; Entire Agreement. (a) This Agreement may be executed in one or more counterparts, all of which counterparts shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party. This Agreement may be executed by facsimile or PDF signature and scanned and exchanged by electronic mail, and such facsimile or PDF signature or scanned and exchanged copies shall constitute an original for all purposes.

(b) This Agreement and the Schedules hereto contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties with respect to the subject matter hereof other than those set forth or referred to herein or therein.

SECTION 10.03. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof. Each Party irrevocably consents to the exclusive jurisdiction, forum and venue of the Commercial Division of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York over any and all claims, disputes, controversies or disagreements between the Parties or any of their respective Subsidiaries, Affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby or thereby.

SECTION 10.04. Third-Party Beneficiaries. The provisions of this Agreement are solely for the benefit of Licensee, the Identified Group Members, Licensor and its Affiliates and are not intended to confer upon any other Person any rights or remedies hereunder, and there are no third-party beneficiaries of this Agreement other than the Identified Group Members and Licensor’s Affiliates and this Agreement shall not provide any third person other than the Identified Group Members and Licensor’s Affiliates with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

SECTION 10.05. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person, (b) on the date received, if sent by a nationally recognized delivery or courier service or (c) upon the earlier of confirmed receipt or the fifth business day following the date of mailing if sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Xerox, to:

Xerox Corporation

Attn: Director, Global Brand

Xerox Corporate Marketing Operations

800 Phillips Road, MS 0212-06S

Webster, New York 14580

and

Xerox Overseas, Inc.

Attn: Manager

45 Glover Avenue

P.O. Box 4505

Norwalk, Connecticut 06856-4505

with a copy to:

Xerox Corporation

Attn: Trademark Counsel

Office of General Counsel

45 Glover Avenue

P.O. Box 4505

Norwalk, Connecticut 06856-4505

If to Conduent, to:

Conduent Incorporated

233 Mount Airy Road, Suite 100

Basking Ridge, New Jersey

Attn: General Counsel

with a copy to:

Conduent Incorporated

233 Mount Airy Road, Suite 100

Basking Ridge, New Jersey

Attn: Senior Vice President—SEC, Procurement and Real Estate

Either Party may, by notice to the other Parties, change the address to which such notices are to be given.

SECTION 10.06. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon any such determination, any such provision, to the extent determined to be invalid, void or unenforceable, shall be deemed replaced by a provision that such court determines is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable provision.

SECTION 10.07. Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.08. Survival of Covenants. Except as expressly set forth in this Agreement, the covenants in this Agreement and the Liabilities for the breach of any obligations in this Agreement shall survive the Spin-Off and shall remain in full force and effect.

SECTION 10.09. Waivers of Default. No failure or delay of any Party (or the applicable member of its Group) in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default.

SECTION 10.10. Specific Performance. Notwithstanding the procedures set forth in Article IX, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the affected Party shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. The other Party shall not oppose the granting of such relief on the basis that money damages are an adequate remedy. The Parties agree that the remedies at Law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at Law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

SECTION 10.11. Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of each Party.

SECTION 10.12. Interpretation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. The terms “hereof”, “herein”, “herewith” and words of similar import, unless otherwise stated, shall be construed to refer to this Agreement as a whole (including all of the schedules hereto) and not to any particular provision of this Agreement. Article, Section or Schedule references are to the articles, sections and schedules of or to this Agreement unless otherwise specified. Any capitalized terms used in any Schedule to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement. Any definition of or reference to any agreement, instrument or other document herein (including any reference herein to this Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein). The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. The word “or” shall not be exclusive.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date hereof.

XEROX CORPORATION,

By	/s/ Leslie F. Varon
Name: Leslie F. Varon
Title: Chief Financial Officer

XEROX OVERSEAS, INC.,

By	/s/ Roy C. Harding
Name: Roy C. Harding
Title: President

CONDUENT INCORPORATED,

By	/s/ Brian Webb-Walsh
Name: Brian Webb-Walsh
Title: Chief Financial Officer